Exhibit 16.1

[Letterhead of Bober, Markey, Fedorovich & Company]

Certified Public Accountants/ Business Advisors
A Professional Corporation	411 Wolf Ledger parkway
Suite 400 Akron, Ohio 44311-1040 330 762.9765 Fax 330 762.3108 www.bobermarkey.com

March 6, 2006

Office of the Chief Accountant

PCAOB Letter File

Securities and Exchange Commission

100 F Street, N E

Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read item 4.01 of Form 8-K dated March 6, 2006 of DPAC Technologies Corp. and are in agreement with the statements contained therein.

Respectfully,

/s/ Bober, Markey, Fedorovich & Company

Bober, Markey, Fedorovich & Company